UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2013

Blue Ridge Real Estate Company

Big Boulder Corporation

(Exact Name of Registrant Specified in Charter)

0-28-44 (Blue Ridge)

24-0854342 (Blue Ridge)

Pennsylvania

0-28-43 (Big Boulder)

24-0822326 (Big Boulder)

(State or Other Jurisdiction of Incorporation)

(Commission File Number)

(I.R.S. Employer Identification No.)

P. O. Box 707, Blakeslee, Pennsylvania                       18610-0707

(Address of Principal Executive Offices)                                                       (Zip Code)

(570) 443-8433

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 15, 2013, Blue Ridge Real Estate Company (the “Company”) received notice from the Pennsylvania Game Commission (the “Purchaser”) that the Land Purchase Option (the “Purchase Option”) and Addendum (the “Addendum” and together with the Purchase Option, the “PGC Agreement”) entered into on March 21, 2013 was accepted by the Purchaser.  Under the terms of the PGC Agreement, once the Purchase Option is accepted by the Purchaser, it converts to a Land Purchase Contract (the “Purchase Contract”).  None of the terms of the PGC Agreement have changed.

A summary description of the terms of the PGC Agreement is included under Item 1.01 in the Companies’ Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2013 and is incorporated herein by reference.  The summary description is qualified in its entirety by the text of the PGC Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on From 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1

Land Purchase Option, dated March 21, 2013 between Blue Ridge Real Estate Company and Pennsylvania Game Commission for the purchase of approximately 3,663 acres of land located in Buck and Bear Creek Townships, Luzerne County, Pennsylvania (Incorporated by reference to Exhibit 10.1 to the Companies’ Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2013).

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY BIG BOULDER CORPORATION

Date: April 19, 2013	By:	/s/ Cynthia A. Van Horn

	Name:	Cynthia A. Van Horn
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Land Purchase Option, dated March 21, 2013 between Blue Ridge Real Estate Company and Pennsylvania Game Commission for the purchase of approximately 3,663 acres of land located in Buck and Bear Creek Townships, Luzerne County, Pennsylvania (Incorporated by reference to Exhibit 10.1 to the Companies’ Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2013).